SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SHANGHAI CENTURY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Suite 1002, 10th Floor

34 Lyndhurst Terrace

Central, Hong Kong SAR

China

(Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:    ☐

Securities Act registration statement file number to which this Form relates: 333-130260

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units	American Stock Exchange
Ordinary Shares $.0005 Par Value	American Stock Exchange
Ordinary Share Purchase Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered

None.

Page 1 of 3 Pages

ITEM 1.	Description of Securities To Be Registered.

The information required by this item is contained in the Section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-130260) that was initially filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2005, together with all amendments filed with respect thereto, (the “Registration Statement”). This information is incorporated herein by reference.

ITEM 2.	Index to Exhibits.

3.1	Articles of Association*

3.2	Memorandum of Association*

3.3	Form of Amended and Restated Articles of Association*

4.1	Specimen Unit Certificate*

4.2	Specimen Ordinary Share Certificate*

4.3	Specimen Redeemable Warrant Certificate*

4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant*

4.5	Form of Unit Purchase Option to be granted to Representatives*

* Incorporated herein by reference to the exhibits of the same number in the Registration Statement.

Page 2 of 3 Pages

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 20, 2006

SHANGHAI CENTURY ACQUISITION CORP.

By:	/s/ Franklin D. Chu
Franklin D. Chu
Co-Chief Executive Officer

Page 3 of 3 Pages